Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Files Additional Patent Application for
INM-901 in the Treatment of Neurodegenerative Conditions Including Alzheimer’s Disease

Vancouver, British Columbia–October 28, 2024 (InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, announced that it has filed an additional international patent application, under the Patent Cooperation Treaty (PCT), focused on the pharmaceutical composition and method of use for the proprietary small molecule drug candidate INM-901 for treating neurodegenerative diseases, including Alzheimer’s disease.

This PCT patent application encompasses several key components, including:

●	treatment of neuronal disorders, particularly those associated with neurodegeneration;

●	potential to inhibit or slow the progression of neurodegenerative diseases by reducing cytotoxicity in affected neuron populations; and

●	use in promoting neurite elongation and/or restoring neurite formation in damaged neurons.

Additionally, the patent application specifies methods for neuroprotection, stimulating neurogenesis, enhancing basal and locomotor activity, improving anxiety-related behaviors, cognitive function, memory, and sound awareness, as well as downregulating inflammation markers and upregulating neuronal function markers.

“The INM-901 drug development program represents a novel approach to treating Alzheimer’s disease and the conversion of this PCT application is an important step to protect our research and development in the area of neurodegeneration,” stated Dr. Eric Hsu, Senior Vice President of Preclinical Research & Development at InMed. “We have recently made significant progress with the INM-901 and are committed to advancing this program towards human clinical trials. We look forward to presenting long-term in vivo data in the coming weeks.”

This development further enhances InMed patent portfolio which currently includes fourteen patent families, eight of which focus on drug composition/formulations/methods of use and six address manufacturing technologies.

INM-901: Targeting several biological pathways associated with Alzheimer’s disease

INM-901 is a proprietary small molecule drug candidate with multiple mechanisms of action as a potential treatment for Alzheimer’s disease. Key characteristics of INM-901 include:

●	demonstrates reduced neuroinflammation and improved neurite growth and neuronal function, indicating the potential to restore damage caused by Alzheimer’s disease;

●	is a preferential signaling agonist of the CB1/CB2 receptors and has been shown to have neuroprotective effects, helping protect the neurons in the brain from damage and cell death;

●	impacts the peroxisome proliferator-activated receptors (“PPARs”), which have been shown to play an important role in diabetes and are also considered as one of the potential therapeutic targets for neurodegenerative disorders such as Alzheimer’s disease;

●	can be administered orally and achieve therapeutic levels in the brain comparable to those obtained through intraperitoneal injection, offering many potential advantages over routes of administration of the currently approved products; and

●	demonstrates significant improvement in cognitive function, memory, locomotor activity, anxiety-based behavior and sound awareness in long-term preclinical behavioural studies.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about; filing an additional patent application for INM-901; What the new patent encompasses; the efficacy of INM-901, INM-901’s ability to treat AD, marketability and uses for INM-901, the results of further studies into INM-901 and acceleration of the development of InMed’s AD program as well as potential GLP studies or IND submissions.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.